ONE LIBERTY PROPERTIES, INC.
                               60 CUTTER MILL ROAD
                                    Suite 303
                           Great Neck, New York 11021
                                   -----------

                    Notice of Annual Meeting of Stockholders
                           To Be Held on June 12, 1998
                                   -----------

         The Annual Meeting of Stockholders of One Liberty Properties, Inc., a Maryland corporation (the "Company" or "One Liberty"), will be held at the Company's offices at 60 Cutter Mill Road, Great Neck, New York, on Friday, June 12, 1998 at 9:00 a.m., local time, for the following purposes:

         1. To elect one Class 3 Director to hold office for a term expiring in 2001.

         2. To appoint Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

         3. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

         Holders of record at the close of business on April 21, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

         To assure that your vote will be counted, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting.

                     By Order of the Board of Directors




                            Mark H. Lundy, Secretary


Dated:  April 29, 1998

              YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE
                   ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU
                       INTEND TO BE PRESENT AT THE MEETING

                          ONE LIBERTY PROPERTIES, INC.
                               60 CUTTER MILL ROAD
                                    Suite 303
                           Great Neck, New York 11021


                                    ---------

                                 PROXY STATEMENT



         The Proxy Statement is being furnished to the stockholders of One Liberty Properties, Inc., a Maryland corporation (the "Company" or "One Liberty"), in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at its offices, 60 Cutter Mill Road, Great Neck, New York, on Friday, June 12, 1998 at 9:00 a.m., local time. This Proxy Statement and the related proxy are first being mailed to stockholders of One Liberty on or about April 29, 1998. The mailing address of One Liberty's principal executive office is 60 Cutter Mill Road, Great Neck, New York 11021, telephone number (516) 466-3100.

Record Date; Voting Rights

         The Board of Directors has fixed the close of business on April 21, 1998 ("Record Date") as the date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of One Liberty at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

         As of the close of business on the Record Date, there were outstanding 1,587,317 shares of Common Stock, par value $1.00 per share ("Common Stock") and 808,776 shares of $16.50 Cumulative Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"). Each share of Common Stock is entitled to one vote per share on all matters to be presented at the Meeting and each share of Preferred Stock is entitled to one-half vote per share on all matters to be presented at the Meeting. The Common Stock and the Preferred Stock will vote together as a single class on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

         At the Record Date, Gould Investors L.P., a limited partnership ("Gould"), owned 401,540 shares of Common Stock, constituting approximately 25.3% of the Company's outstanding shares of Common Stock and approximately 20.2% of the total voting power of the Company. Gould has sole voting and dispositive power as to all such shares. Gould's principal executive offices are located at 60 Cutter Mill Road, Great Neck, New York 11021. On the Record Date, Fredric H. Gould, Chairman of the Board of the Company, owned directly 141,307 shares of Common Stock and 7,500 shares of Preferred Stock and had sole voting and dispositive power as to all such shares. In addition, he had shared voting and dispositive power as to 508,097 shares of Common Stock (including the shares owned by Gould). Accordingly, on the Record Date, Mr. Fredric H. Gould had sole or shared voting power with respect to 649,404 shares of Common Stock and 7,500 shares of Preferred Stock, or 32.8% of the total voting power of the Company (including the shares owned by Gould). Mr. Gould's address is 60 Cutter Mill Road, Great Neck, New York 11021. On the Record Date, Matthew Gould, President of the Company, owned directly 56,447 shares of Common Stock and 8,900 shares of Preferred Stock and had sole voting and dispositive power as to all such shares. In addition, he had shared voting and dispositive power as to 405,138 shares of Common Stock (including the shares owned by Gould). Accordingly, on the Record Date, Mr. Matthew Gould had sole or shared voting power with respect to 461,585 shares of Common Stock and 8,900 shares of Preferred Stock, or 23.4% of the total voting power of the Company. Mr. Matthew Gould's address is 60 Cutter Mill Road, Great Neck, NY 11021. To the best of the Company's knowledge, as of the Record Date, no other person had more than 5% of the voting power of the Company.

Vote Required
         The affirmative vote of a majority of the voting power of the Company present at the meeting, whether attending in person or by properly executed proxy, and constituting a quorum, is required to elect one Class 3 Director and to appoint Ernst & Young LLP, as the Company's independent auditors for the year ending December 31, 1998. Abstentions and broker non-votes as to a particular proposal will have the same effect as votes against such proposal. Gould, Fredric H. Gould and Matthew Gould have advised that they will vote all shares owned by them in favor of the election of the nominee to the Board of Directors and in favor of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

Proxies; Revocation

         All shares of Common Stock and Preferred Stock that are represented at the Meeting by properly executed proxies received before or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the nominee named herein and FOR the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the voting of such proxy at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the attention of the Secretary; One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York 11021 or may be delivered at the Meeting.

         The Board of Directors of the Company does not know of any matters which are to come before the Meeting other than as set forth herein. However, if any other matters are properly presented at the Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                                ELECTION OF DIRECTORS

         The Company's Articles of Incorporation, as amended to date, provides for three classes of directors, each class to serve for a term of three years, and each to consist of approximately one-third of the total number of directors. The number of directors on the Company's Board of Directors is currently fixed at five. At the 1998 Annual Meeting, one director will be elected to hold office for a term of three years or until his successor is elected and shall qualify.

         The Company's Board of Directors has nominated Joseph A. Amato as a Class 3 Director to hold office until the Annual Meeting of Stockholders to be held in the year 2001. Mr. Amato is a director of the Company. The Company's Board of Directors knows no reason why the nominee will not be available for election or, if elected, will be unable to serve. If the nominee is unavailable for election, the Board of Directors may substitute another nominee and the discretionary authority provided in the proxy will be exercised to vote for such other person in the place of nominee.

         The following table sets forth certain information, as to the nominee for director and directors currently holding office.

                           Principal Occupation For The Past
Name and Age               Five Years and other Directorships

Class 1 - To continue in office until 2000

Fredric H. Gould           Chairman of the Board of the Company since June 1989;
62 Years                   General Partner of Gould and an executive officer and
                           Chairman of Georgetown Partners, Inc., the managing general partner of Gould; Chairman of the Board and Chief Executive Officer of BRT Realty Trust and Pres-ident and director of REIT Management Corp., advisor to BRT Realty Trust; Director of Sunstone Hotel
                           Investors, Inc.

Arthur Hurand              Director of the Company since June 1989; Private
81 Years                   Investor; Trustee of BRT Realty Trust.

Class 2 - To continue in office until 1999

Marshall Rose              Director of the Company since June 1989; Trustee of
61 Years                   BRT Realty Trust; President of Georgetown Equities,
                           Inc.,; Director of Estee Lauder,Inc.; Director of
                           Golden Book Family Entertainment, Inc.

Charles L. Biederman       Director of the Company since June 1989; Real estate
64 Years                   developer; President of Woodstone Homes, Inc.; Vice
                           Chairman of Sunstone Hotel Investors, Inc.

Class 3 - To be elected for a term expiring in 2001

Joseph A. Amato            Director of the Company since June 1989; Real estate
61 Years                   developer; Managing partner of the Kent Companies.

Stock Ownership of Management and Certain Beneficial Owners

         Information is set forth below regarding beneficial ownership of Common Stock and Preferred Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding voting power of the Company;
(ii) each person who is a director; (iii) each executive officer named in the Summary Compensation Table on page 8; and (iv) all directors and executive officers as a group. Except otherwise noted, each person, has sole voting and investment power as to his shares. All information is as of April 21, 1998.

                             NUMBER OF SHARES
                             OF COMMON STOCK/   PERCENT OF      PERCENT OF
NAME                         PREFERRED STOCK      CLASS        VOTING POWER

Gould Investors L.P. (1)       401,540/0           25.1/0          20.1
Fredric H. Gould (1) (2) (5)   650,529/7,500       40.7/*          32.7
Matthew J. Gould (1) (3)(5)    463,085/8,900       29.0/*          23.4
Marshall Rose (4)              119,751/0            7.5/0           6.0
Joseph A.  Amato                   219/0                *
Charles Biederman                5,000/0                *
Arthur Hurand                   32,748/0                *
All Executive Officers and
   Directors as a group
  (14 in number) (5)         1,000,806/33,750       62.7/4.2%      50.8
*  Less than 5%

(1) Fredric H. Gould is general partner of Gould Investors L.P. and he and Matthew Gould are executive officers of the corporate managing general partner of Gould Investors L.P.

(2) Includes 141,307 shares of Common Stock owned directly, 401,540 shares of Common Stock owned by Gould Investors L.P. and 106,557 owned by entities and trusts over which Mr. Gould has shared voting and dispositive power. Does not include 30,862 shares of Common Stock and 2,800 shares of Preferred Stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(3) Includes 56,447 shares of Common Stock owned directly, 3,598 shares of Common Stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest), 401,540 shares of Common Stock owned by Gould Investors L.P. With respect to the Preferred Stock, 2,200 shares are owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest). Does not include 1,578 shares of Common Stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(4) Includes 8,630 shares of Common Stock owned directly, 1,668 shares owned by trusts over which Mr. Rose has sole voting and dispositive power (as to which shares Mr. Rose disclaims any beneficial interest) and 109,453 shares of Common Stock owned by entities over which Mr. Rose has sole voting and dispositive power.

(5) Includes all currently exercisable options or options which are exercisable within 60 days.

Directors' Meetings; Committees of the Board

         The Company's Board of Directors schedules quarterly meetings. When appropriate, directors take action by unanimous consent. In 1997 the Board of Directors held three meetings and transacted business on two occasions by unanimous consent. Each director of the Company attended all of the meetings of the Board of Directors of the Company during 1997 except that each of Messrs. Amato and Rose was not in attendance at one of the meetings. Each independent non-employee director was paid an annual retainer of $10,000 for services as a director in 1997.

         Messrs. Arthur Hurand, Charles Biederman and Joseph A. Amato constitute the Company's Audit and Compensation Committee. The Audit and Compensation Committee reviews the Company's annual financial statements, the adequacy of accounting and financial controls, the Company's real estate investment trust status and the selection and services of the Company's independent auditors. It also is responsible for setting and administering the policies which govern compensation for executive officers and for administering all aspects of the Company's Stock Option Plan. The committee held one meeting in 1997. The Company does not have a nominating committee or any committee performing similar functions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires executive officers and directors, and persons who beneficially own more than 10% of the Company's shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission
("SEC") and the American Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company prepares and files the requisite forms on behalf of its executive officers and directors. Based on a review of information supplied to the Company by its executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with in 1997 except that (i) in April, 1997 Matthew Gould filed an amended Form 5 for the year ended December 1996 and an amended Form 4 for the month of March 1997, which forms were timely filed, to reflect shares of Common Stock acquired by Gould under the Company's Distribution Reinvestment Plan ("DRIP"), and (ii) in April, 1997 Fredric H. Gould and Marshall Rose filed amendments to Form 4's for the months of March, 1997 and February 1997, respectively, which forms were timely filed, to reflect shares of Common Stock acquired by Gould under the DRIP.

                              EXECUTIVE COMPENSATION

Report of the Board of Directors on Executive Compensation

         The Audit and Compensation Committee ("Committee") is composed of three independent non-employee directors. The Committee is responsible for advising management and the Board of Directors on matters pertaining to compensation arrangements for executive employees, and also is responsible for administration of the Company's stock option plans.

         In 1997 the only officer who was compensated directly by the Company was Matthew J. Gould, President and Chief Executive Officer ("CEO"). Other officers of the Company were on the payroll of Gould Investors L.P. (or other affiliated entities) and pursuant to a shared services arrangement between the Company, Gould and other affiliated entities, payroll expenses were allocated to the Company based on the time devoted by the executive to the affairs of the Company in comparison to the time devoted by the executive to the affairs of the other entities which participate in the sharing arrangement. The allocation for payroll expenses of all executive officers of the Company was $141,870 in the aggregate in 1997, excluding the CEO, and did not exceed $100,000 as to any executive officer other than the CEO.

Compensation of Chief Executive Officer

         In determining the CEO's compensation the Committee makes reference to the executive compensation survey prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The data presented in the NAREIT survey includes salaries, cash incentives and stock option awards and provides median compensation data (i) for various categories of real estate investment trusts and (ii) based on market capitalization of various real estate investment trusts. The Board of Directors also considered the services rendered and to be rendered by the CEO. The determination of the CEO's compensation is subjective.

         For 1997 the Committee determined to compensate the CEO at a base annual salary of $140,000. The Compensation Committee, at the request of the CEO, did not authorize a bonus for the CEO for 1997, although the Committee was of the opinion that the quality of the CEO's services would indicate the appropriateness of a bonus and were it not for the CEO's specific request a bonus would have been authorized.

Compensation Overview

         The Compensation Committee has determined that the annual compensation of executive officers (presently only the Chief Executive Officer is being compensated directly by the Company) will be composed of two elements: (i) an annual base salary and annual bonus; and (ii) a long term component made up of stock options.

Annual Component: Base Salary and Bonus

         Base salaries are determined based upon comparables in the real estate investment trust community. To the extent available the Compensation Committee will review the most recent executive compensation survey prepared by NAREIT which will be used for guidance purposes. The determination by the Compensation Committee of base compensation is subjective in nature and is not based on any structured formula. In determining compensation, in addition to looking carefully at compensation arrangements in the industry, the Committee takes into account the diligence and expertise which the executive officer demonstrates in managing the business affairs of the Company. Among other things the Compensation Committee will examine the gross revenues, operating income, funds from operations, cash distributions paid to common stockholders and the market price of the Company's Common Stock. None of these factors individually will be determinative, but the Committee will examine all of these measures to arrive at the base annual compensation of the executive officers.

         With respect to annual bonuses, the determination by the Compensation Committee is subjective in nature and is not based on any structured plan or formula. The Committee will analyze the Company's progress and success in each year taking into consideration, among other things, revenues, net income, funds from operations, cash distributions to common stockholders and market price and will determine the appropriateness and amount of a bonus, if any.

Long Term Compensation: Stock Options

         Stock options will be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the Company's shares of Common Stock over a number of years. Under the Company's stock option plans, options are granted at an exercise price equal to the fair market value of the Common Stock of the Company on the date of grant and are exercisable over a number of years (generally five), in increments of 25% per year on a cumulative basis. Stock options are the only form of long term incentive currently used by the Company.

         Since the Compensation Committee believes that the grant of options is a valuable tool in providing incentive to executive officers (as well as to employees) for the creation of shareholder value, options are granted annually.

                                    Respectfully submitted,

                                    Board of Directors

                                    Joseph A. Amato
                                    Charles Biederman
                                    Arthur Hurand

                              SUMMARY COMPENSATION TABLE

            The following summary compensation table includes information with respect to compensation paid and accrued by the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996 and 1995 for the Chief Executive Officer of the Company. No executive officer of the Company other than the Chief Executive Officer, received, directly or indirectly, annual compensation in 1997, 1996 or 1995 in excess of $100,000.



                           Annual Compensation                 Long Term
                           -------------------               Compensation
                                                             ------------
                                           Other
                                           Annual      Stock
Name and Principal        Salary    Bonus  Compen-    Options/    All Other
     Position       Year    $       $(1)   sation(2) Shares(#) Compensation (3)
     --------       ----    -       ----   --------- --------- ----------------


Matthew J. Gould    1997 $140,000  $    0      -         6,000     $9,600
  President and     1996  132,000       0      -                   10,578
  Chief Executive   1995  125,000  25,000      -                    8,789
  Officer

---------------

(1) The $25,000 bonus reflected for 1995 was awarded by the Compensation Committee subsequent to completion of the 1995 financial statements and although attributable to 1995 the $25,000 was not paid or accrued until 1996.

(2) The only type of Other Annual Compensation for the Chief Executive Officer was reimbursement to REIT Management Corp., an affiliated entity, for an allocated portion of pension expense paid for the Chief Executive Officer (see footnote 3 below).

(3) Represents the amount reimbursed by the Company to an affiliated entity for an allocated portion of the pension expense paid for the Chief Executive Officer.

Stock Option Plans

            The Company's directors adopted a stock option plan on October 16, 1989 covering 110,000 shares ("1989 Plan") and a stock option plan on December 6, 1996 covering 125,000 shares ("1996 Plan"). Both plans were approved by stockholders. Options are granted at per share exercise prices at least equal to the fair market value on the date of grant. Neither the 1989 Plan or the 1996 Plan provides for stock appreciation rights.

Options Granted in 1997


            The following table sets forth information concerning the grant of stock options in 1997 to the Company's Chairman of the Board and President and Chief Executive Officer.


                              Individual Grants(1)


                                                                                    Potential Realizable
                                   % of Total                                         Value at Assumed
                                     Options                                        Annual Rates of Stock
                                     Granted       Exercise or                      Price Appreciation For
                     Options       to Employees     Base Price                         Option Term (2)
Name                Granted (1)   in Fiscal Year     ($/sh)      Expiration Date        5%         10%
----                -----------   --------------     ------      ---------------        --         ---

Fredric H. Gould      4,500           11%            $13.50          3/20/02          $3,037      $6,075
Matthew J. Gould      6,000           15%            $13.50          3/20/02          $4,050      $8,100

(1) Options were granted on March 21, 1997.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible appreciation of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, non-transferability or phased-in vesting. The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

Stock Options Exercised and Fiscal Year End Option Values in 1997

The following table sets forth information with respect to the exercise of stock options by the Company's Chairman of the Board and President and Chief Executive Officer in 1997 and the number and value of unexercised options held by each of them at December 31, 1997:


                                                         Number of Securities           Value of Unexercised
                                                       Underlying  Unexercised          In-the-Money Options
                              Shares                  Options at Fiscal Year End        at Fiscal Year End (2)
                             Acquired        Value
Name                       on Exercise     Realized(1) Exercisable  Unexercisable    Exercisable    Unexercisable
----                       -----------     -----------------------  -------------    -----------    -------------

Fredric H. Gould              9,000          $37,688      1,125         3,375           $5,766          $17,297
Matthew J. Gould                  -                -      1,500         4,500            7,688           23,063
-----------

(1) Value realized is the aggregate market value, on the date of exercise, of the shares acquired, less the aggregate exercise price paid for such shares.

(2) Value of unexercised options is the aggregate market value of the underlying shares (based on the closing price on December 31, 1997, which was $14-1/4 per share) less the aggregate exercise price for such shares.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         The following graph compares the performance of the Company's Common Stock with the Standard & Poor's 500 Stock Index and two peer group indices consisting of publicly traded hybrid REIT's and publicly traded equity REIT's prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 was invested on December 31, 1992 in the Company's Common Stock, the S&P 500 Index and the peer group indices and assumes the reinvestment of dividends.



















                                          Cumulative Total Return
                                ============================================
                                12/92  12/93  12/94   12/95   12/96    12/97
                                ============================================
One Liberty Properties, Inc.     100  136.08  141.13  190.41  210.59   252.34
S & P 500                        100  110.08  111.53  153.45  188.68   251.64
Nareit Hybrid REIT               100  121.18  126.03  155.01  200.51   222.07
Nareit Equity REIT               100  119.65  123.45  147.30  192.48   231.47

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The following relationships should be noted: Fredric H. Gould, Chairman of the Board of the Company, is Chairman of the Board of BRT Realty Trust, ("BRT"), a General Partner of Gould Investors L.P. ("Gould") and an executive officer and sole shareholder of Georgetown Partners, Inc., ("Georgetown"), managing general partner of Gould. Matthew J. Gould, President and Chief Executive Officer of the Company, is a Vice President of BRT and President of the managing general partner of Gould and Jeffrey A. Gould, a Vice President of the Company, is President of BRT and Vice President of the managing general partner of Gould. In addition, David W. Kalish, Simeon Brinberg, Nathan Kupin and Mark H. Lundy, executive officers of the Company, are executive officers of BRT and executive officers of the managing general partner of Gould. Nathan Kupin also serves as a Trustee of BRT. Marshall Rose is a director of the Company and a trustee of BRT and served as a general partner of Gould until November 30, 1997. Arthur Hurand is a director of the Company and a trustee of BRT.

           The Company and related entities, including Gould, occupy common office space and use certain personnel in common. In 1997, $179,260 of common general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services, were allocated to the Company. This amount includes $43,523, $47,520 and $11,595, allocated to the Company for legal services and accounting services (a portion of which was capitalized) performed by Simeon Brinberg and Mark H. Lundy and David W. Kalish, respectively. The allocation of common general and administrative expenses is computed on a quarterly basis and is based on the time devoted by executive, administrative and clerical personnel to the affairs of each participating entity.

                  On July 30, 1993, as a result of a public auction, the FDIC sold to an entity related to the Company, for a consideration of $19,000,300 a $23,000,000 first mortgage, providing for an interest rate of 8% per annum, secured by an office building located in Manhattan, New York. The office building which secures this mortgage is owned by a partnership in which Gould is the general partner and in which Gould owns substantially all of the partnership interests. Simultaneously with the purchase, $13,181,000 was advanced by an unrelated party, $6,080,000 (which includes closing costs) was advanced by the Company, and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9 1/2% per annum held by the unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. Both the first mortgage and the wrap mortgage mature in 2005 at which time the first mortgage will be fully amortized and the wrap mortgage will have a principal balance of approximately $4,000,000. The Company receives monthly principal and interest payments of $79,318 and at December 31, 1997 its principal balance had been reduced to approximately $7,974,000. The largest aggregate amount outstanding on this indebtedness during 1997 was $8,387,000. Interest income, including amortization of the discount of $334,200, amounted to $832,579 for the year ended 1997. The opportunity to bid for this mortgage was brought to the Company's attention by Fredric H. Gould, an executive officer of the Company and a general partner and executive officer of the managing general partner of Gould. The Company determined the amount of its bid after exploring its ability to obtain financing and then examining the yield to maturity (approximately 14.5% per annum) and the risk. This transaction was unanimously approved by the directors of the Company. The building which secures the first mortgage and the wrap mortgage is leased to the City of New York. The lease expires in 2005 with an option to renew for an additional five years and provides the City with a limited right of termination. The first mortgage and the wrap mortgage are nonrecourse to the owner of the building.

                        SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors of the Company selected the firm of Ernst & Young LLP, as independent auditors to audit the books, records and accounts of the Company for the year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement it they desire to do so and will be available to respond to questions of the Company's stockholders.

         If the Company's stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent certified public accountants will be made by the Company's Board of Directors.

                             PROXY SOLICITATION

         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company, in person or by telephone, telegram or other means of communication. None of such directors, officers and employees will be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation.

         Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation material to beneficial owners of Common Stock and Preferred Stock held of record by such custodians, nominees and fiduciaries, and for release to the Company of information regarding beneficial ownership of shares held of record by such custodians, nominees, and fiduciaries so that the Company may forward proxy solicitation materials directly to such beneficial owners. In each such case, the Company, upon request, will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection with such arrangements.


                           STOCKHOLDER PROPOSALS

         Stockholders desiring to submit a proposal to the stockholders of the Company for inclusion in the proxy materials for the Annual Meeting of Stockholders anticipated to be held in June 1999, must submit such proposal in writing no later than February 12, 1999, to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021. The Company reserves the right to omit any proposal from its proxy materials which the Company is not required under applicable laws and rules to include therein.

                               ANNUAL REPORT

         The Annual Report for the year ended December 31, 1997 is being furnished to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available to any stockholder of the Company upon written request directed to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 will be supplied to stockholders without charge upon written request similarly directed.
















PROXY98

                          ONE LIBERTY PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 12, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 PREFERRED STOCK

         The undersigned hereby appoints FREDRIC H. GOULD, MATTHEW J. GOULD AND MARKK H. LUNDY, As Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of $16.50 Cumulative Convertible Preferred Stock of One Liberty Properties, Inc. held of record by the undersigned on April 21, 1998 at the Annual Meeting of Stockholders to be held on June 12, 1998 or any adjournments thereof.

                          1. Election of one Class 3 Director
                             |_| FOR THE NOMINEE          |_|  WITHHELD
                             Nominee:  Joseph A. Amato
                             |_| INSTRUCTIONS: To withhold authority to vote for the nominee, place an "X" in the box on the left: and strike a line through the nominee's name.

  For  Against  Abstain   2. Appointment of Ernst & Young LLP as independent
  \  \   \  \    \  \        auditors for the year ending December 31, 1998

                          3. In their discretion, the proxies are authorized to
                             vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the number directed hereby by the undersigned stockholder.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE:

                                 Dated:_______________________________, 1998

                                 ________________________________________L.S.

                                 ________________________________________L.S.
                                (NOTE:   PLEASE  SIGN  EXACTLY,   AS  YOUR NAME
                                APPEARS  HEREON.   EXECUTORS, ADMINISTRATORS,
                                TRUSTEES, ETC. SHOULD INDICATE WHEN SIGNING,
                                GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS. ALL SHOULD SIGN.)

                          ONE LIBERTY PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 12, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  COMMON STOCK

         The undersigned hereby appoints FREDRIC H. GOULD, MATTHEW J. GOULD AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 21, 1998 at the Annual Meeting of Stockholders to be held on June 12, 1998 or any adjournments thereof.

                          1. Election of one Class 3 Director
                             \  \      FOR THE NOMINEE       \  \    WITHHELD
                             Nominee:  Joseph A. Amato
                             \ \ INSTRUCTIONS: To withhold authority to vote for the nominee, place an "X" in the box on the left and strike a line through the nominee's name.

For   Against  Abstain    2. Appointment of Ernst & Young  LLP as  independent
\  \    \  \     \  \        auditors for the year ending December 31, 1998.

                          3. In their discretion, the proxies are authorized to
                             vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the number directed hereby by the undersigned stockholder.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE:

                                Dated:_____________________________, 1998

                                ______________________________________L.S.

                                ______________________________________L.S.

                               (NOTE: PLEASE SIGN EXACTLY, AS YOUR NAME
                               APPEARS HEREON.  EXECUTORS, ADMINISTRATORS,
                               TRUSTEES, ETC. SHOULD INDICATE WHEN SIGNING,
                               GIVING FULL TITLE AS  SUCH.  IF  SIGNER IS A
                               CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS. ALL SHOULD SIGN.)